SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549




                              FORM 8-K





                           CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d)
               OF THE SECURITIES EXCHANGE ACT OF 1934





Date of Report: November 12, 1997
(Date of earliest event reported): (October 29, 1997)




                             USCI, INC.
       (Exact name of registrant as specified in its charter)



Delaware                       0-22282                    13-3702647
(State or other jurisdiction (Commission               (IRS Employer
 of incorporation)            File Number)       Identification No.)



6115-A Jimmy Carter Blvd., Norcross, Georgia                   30071
(Address of principal executive offices)                  (Zip Code)



                           (770) 840-8888
         (Registrant's telephone number including area code)



    (Former name or former address if changed since last report)

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Item 5.  Other Events

On October 29, 1997, the Registrant issued the following press release:

  Contact:  USCI, Inc.                     or     Allen & Caron Inc.
            Basil H. Ford, Vice President         Kent Broussard (investors)
            Corporate Development &               Karl Rinkeviczie (media)
            Investor Relations                    (714) 252-8440
            (770) 613-8235


              USCI, INC. TO RAISE PRIVATE EQUITY FINANCING

NORCROSS, GA (November 3, 1997) USCI, Inc. (Nasdaq NM: USCM) announced today that it has retained a major New York investment bank to act as agent with respect to a proposed private placement of $15 to $25 million of convertible preferred securities. USCI plans to utilize the net proceeds generated from the sale of the private equity primarily to fund the acquisition of additional subscribers and to replace up to $3.75 million in interim letter of credit financing being provided by the investment bank.

The securities offered will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration of an applicable exemption from registration requirements.

USCI, through its wholly owned subsidiaries, is a non-facilities based carrier providing multiple wireless services through mass market distribution channels. Its subsidiaries provide cellular, paging and debit cellular services to mass market consumers under the Ameritel brand name.


                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     USCI, Inc.
                                     (Registrant)



                                     By   /s/ Robert J. Kostrinsky
                                        Robert J. Kostrinsky
                                        Executive Vice President

November 12, 1997